UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2017

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events

Legal Proceedings Regarding the Merger with Alon USA Energy, Inc.
As previously disclosed, on January 2, 2017, Delek US Holdings, Inc. (“Delek”), Alon USA Energy, Inc. (“Alon”), Delek Holdco, Inc., a wholly owned subsidiary of Delek (“HoldCo”), Dione Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Delek Merger Sub”) and Astro Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Alon Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), as amended by the First Amendment to the Merger Agreement, dated as of February 27, 2017, and the Second Amendment to the Merger Agreement, dated as of April 21, 2017. On May 30, 2017, Delek and Alon filed a definitive joint proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the solicitation of proxies in connection with special meetings of Delek’s and Alon’s stockholders to be held on June 29, 2017 and June 28, 2017, respectively, to vote upon, among other things, matters necessary to complete the mergers of Delek Merger Sub with and into Delek, with Delek surviving as a wholly owned subsidiary of HoldCo, and Alon Merger Sub with and into Alon, with Alon surviving (the “Mergers”).
On June 2, 2017, Steven Page, a purported stockholder of Alon (the “Page Plaintiff”), filed a putative class action complaint against Alon and the members of Alon’s Board of Directors (the “Alon Individual Defendants”) on behalf of a purported class of all Alon stockholders other than defendants and their affiliates in the United States District Court for the District of Delaware (the “Delaware District Court”). This case is captioned Stephen Page v. Alon USA Energy Inc., et al., Case No. 1:17-cv-00671-RGA (D. Del.). The complaint alleges that (1) Alon and the Alon Individual Defendants violated Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder, by filing the Proxy Statement, which allegedly fails to disclose and/or misrepresents material information about the proposed Mergers, and (2) the Alon Individual Defendants, as alleged control persons of Alon, violated Section 20(a) of the Exchange Act in connection with the filing of the allegedly materially deficient Proxy Statement. The Page Plaintiff has asked the Delaware District Court to, among other things, (i) certify the case as a class action, (ii) enjoin Alon and the Alon Individual Defendants from proceeding with the stockholder vote on the proposed Mergers or consummating the proposed Mergers unless and until Alon discloses the material information allegedly omitted from the Proxy Statement, (iii) rescind the proposed Mergers to the extent they are consummated before injunctive relief is granted, and (iv) award the Page Plaintiff damages in the event the proposed Mergers are consummated as well as attorneys’ and experts’ fees and costs. The Page Plaintiff has filed a motion for preliminary injunction asking the Delaware District Court to preliminarily enjoin the stockholder vote until Alon discloses the material information allegedly omitted from the Proxy Statement. The Delaware District Court has set a hearing on the motion for preliminary injunction, currently set for June 22, 2017. A copy of the complaint is attached as Exhibit 99.1 hereto and incorporated by reference herein.
On June 2, 2017, David Phelps, a purported stockholder of Delek (the “Phelps Plaintiff”), filed a putative class action complaint against Delek, HoldCo, and members of Delek’s Board of Directors (the “Delek Individual Defendants”) on behalf of a purported class of all Delek stockholders other than defendants and their affiliates in the United States District Court for the Middle District of Tennessee, Nashville Division (the “Tennessee District Court”). The case is captioned David Phelps v. Delek US Holdings, Inc., et al., Case No. 3:17-cv-00910 (M.D. Tenn.). The complaint alleges that (1) Delek and the Delek Individual Defendants violated Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, by filing the Proxy Statement, which allegedly fails to disclose and/or misrepresents material information about the proposed Mergers, and (2) the Delek Individual Defendants, as control persons of Delek, violated Section 20(a) of the Exchange Act in connection with the filing of the allegedly materially deficient Proxy Statement. The Phelps Plaintiff has asked the Tennessee District Court to, among other things, (i) certify the case as a class action, (ii) enjoin Delek and the Delek Individual Defendants from proceeding with the stockholder vote on the proposed Mergers or consummating the proposed Mergers unless and until Delek discloses the material information allegedly omitted from the Proxy Statement, and (iii) award the Phelps Plaintiff damages in the event the proposed Mergers are consummated as well as reasonable attorneys’ and experts’ fees and expenses. A copy of the complaint is attached as Exhibit 99.2 hereto and incorporated by reference herein.
On June 13, 2017, Joseph Adler, a purported stockholder of Alon (the “Adler Plaintiff”), filed a putative class action complaint against Alon, the Alon Board, Delek, HoldCo, Delek Merger Sub, and Alon Merger Sub (collectively, the “Defendants”) on behalf of a purported class of all Alon stockholders other than the Defendants and their affiliates in the Delaware District Court. This case is captioned Joseph Adler v. Alon USA Energy, Inc., et al., Case No. 1:17-cv-00742-UNA (D. Del.). The complaint alleges that (1) Alon and the Alon Individual Defendants violated Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, by filing the Proxy Statement, which allegedly fails to disclose and/or misrepresents material information about the proposed Mergers, and (2) the Alon Individual Defendants, Delek, HoldCo, Delek Merger Sub, and Alon Merger Sub, as alleged control persons of Alon, violated Section 20(a) of the Exchange Act in connection with the filing of the allegedly materially deficient Proxy Statement. The Adler Plaintiff has asked the Delaware District Court to, among other things, (i) enjoin Defendants from proceeding with, consummating, or closing the proposed Mergers (ii) rescind the proposed Mergers to the extent they are consummated, (iii) direct the Alon Individual Defendants to disclose the material information allegedly omitted from the Proxy Statement, (iv) declare that Defendants violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and/or Section 20(a) of the Exchange Act, and (v) award the Adler Plaintiff attorneys’ and experts’ fees and costs. A copy of the complaint is attached as Exhibit 99.3 hereto and incorporated by reference herein.
On June 15, 2017, Arkansas Teacher Retirement System, a purported stockholder of Alon (the “Arkansas Plaintiff”), filed a putative class action complaint against the Defendants on behalf of a class of all Alon stockholders other than the Defendants and their affiliates in the Court of

Chancery of the State of Delaware (the “Chancery Court”). This case is captioned Arkansas Teacher Retirement System v. Alon USA Energy, Inc., et al., Case No. 2017-0453. The complaint alleges that (1) Delek, HoldCo, Delek Merger Sub, and Alon Merger Sub breached their fiduciary duties allegedly owed to the Arkansas Plaintiff and purported class by improperly using their position as Alon’s controlling stockholder to obtain buyout terms from Alon at an unfairly discounted price, and by filing the Proxy Statement, which allegedly fails to disclose and/or misrepresents material information about the proposed Mergers, and (2) the Alon Individual Defendants breached their fiduciary duties allegedly owed to the Arkansas Plaintiff and purported class by engaging in conduct that led to the sale of Alon’s shares at an unfairly discounted price, and by filing the Proxy Statement which allegedly fails to disclose and/or misrepresents material information about the proposed Mergers. Specifically, the Arkansas Plaintiff alleges that the Proxy Statement failed to accurately disclose certain revisions and amendments made to an amended and restated stockholder agreement entered into between Alon and Delek in 2015, including the terms of a standstill provision, restriction on the nomination of directors, provisions on transfer restrictions, related party transactions, and corporate opportunities agreed to therein, as well as alleged breaches of the stockholder agreement, which allegedly led to an inaccurate depiction of the continuing negotiations between Alon and Delek throughout the negotiation process. The Arkansas Plaintiff further alleges that the Proxy Statement misrepresents that members of the special committee of the Alon Board of Directors (the “Special Committee”) were independent. Specifically, the Arkansas Plaintiff alleges that at least three members of the six-member Special Committee were not independent of Delek because: (1) chairman David Wiessman allegedly has an indirect financial interest in Delek as a beneficial owner of Delek stock through personal investments in Alon Israel Oil Company, Ltd. (“Alon Israel”) and Bielsol Investments (1987) Ltd., and previously served as CEO, Executive Chairman, Chairman and/or President of various Alon Israel subsidiaries; and (2) Delek allegedly controlled the replacement of two directors on the Special Committee. The Arkansas Plaintiff further alleges that the Proxy Statement failed to disclose sufficient information regarding the process, negotiations and discussions that led to the prospective appointments of Mr. Wiessman to HoldCo’s board of directors and of Ron Haddock to Delek Logistics’ board of directors. Further, the Arkansas Plaintiff alleges that the Special Committee process was tainted by the retention of J.P. Morgan, which allegedly has an undisclosed conflict of interest because J.P. Morgan affiliates allegedly currently own approximately 2.5% of Delek’s stock, a stake that was allegedly increased during negotiations for the Mergers. The Arkansas Plaintiff further alleges that, until October 2016, the Special Committee was not sufficiently empowered to negotiate a transaction with Delek or consider alternatives thereto. Further, the Arkansas Plaintiff alleges that the merger consideration undervalues Alon’s shares and that J.P. Morgan’s discounted cash flow analyses understate Alon’s per-share value. The Arkansas Plaintiff has asked the Chancery Court to, among other things, (i) certify the case as a class action, (ii) declare that Defendants have breached their fiduciary duties owed to the Arkansas Plaintiff and purported class, (iii) award damages to the Arkansas Plaintiff and purported class in an amount to be determined at trial, (iv) award additional shares of Delek common stock to the Arkansas Plaintiff and purported class in the event the proposed Merger is consummated, and (v) award the Arkansas Plaintiff attorneys’ and experts’ fees. A copy of the complaint is attached as Exhibit 99.4 hereto and incorporated by reference herein.
Delek and the Delek Individual Defendants believe that the Page Plaintiff’s, Phelps Plaintiff’s, Adler Plaintiff’s and Arkansas Plaintiff’s claims are without merit. Delek cannot predict the outcome of or estimate the possible loss or range of loss from these matters. It is possible that additional, similar complaints may be filed or the complaints described above may be amended. If this occurs, Delek does not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains materially new or different allegations.
In order to moot plaintiffs’ unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, Delek has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Delek specifically denies all allegations in the foregoing complaints, including without limitation, that any additional disclosure was or is required.
SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
Delek is providing additional information regarding the Proxy Statement to its stockholders. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Delek makes the following amended and supplemental disclosures (with additional language in bold and underlined text below):

The disclosure in the table on page 157 of the Proxy Statement is hereby supplemented by adding the following paragraph after the table:
Total adjusted EBITDA represents earnings before net income attributable to non-controlling interest, income tax expense, interest expense, depreciation and amortization and gain on disposition of assets. Adjusted EBITDA is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The disclosure in the table on page 159 of the Proxy Statement is hereby supplemented by adding the following table, which provides the calculation of unlevered free cash flows:

($ in millions)	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
Total adjusted EBITDA(1)	$265	$344	$428	$543	$676
Less: Capital expenditures	$(129)	$(238)	$(360)	$(176)	$(80)
Less: Payment for income tax	$(37)	$(63)	$(84)	$(110)	$(144)
Less: Changes in working capital	$45	$(6)	$(3)	$(3)	$(3)
Plus: Net proceeds from disposition of assets	$87	$25	$—	$—	$—
Less: Equity earnings of investees	$(7)	$(7)	$(7)	$(6)	$(6)
Unlevered free cash flows(2)	$224	$55	$(26)	$248	$443

($ in millions)	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
Total adjusted EBITDA(1)	$581	$491	$376	$320	$283
Less: Capital expenditures	$(52)	$(53)	$(84)	$(85)	$(31)
Less: Payment for income tax	$(132)	$(111)	$(74)	$(61)	$(69)
Less: Changes in working capital	$(3)	$(3)	$(3)	$(3)	$(3)
Plus: Net proceeds from disposition of assets	$—	$—	$—	$—	$—
Less: Equity earnings of investees	$(6)	$(6)	$(6)	$(6)	$(6)
Unlevered free cash flows(2)	$388	$318	$209	$165	$174

(1)    Total adjusted EBITDA represents earnings before net income attributable to non-controlling interest, income tax expense, interest expense, depreciation and amortization and gain on disposition of assets. Adjusted EBITDA is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.
(2)     Unlevered free cash flow is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The disclosure in the table on page 161 of the Proxy Statement is hereby supplemented by adding the following the table, which provides the calculation of unlevered free cash flows:

($ in millions)	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
Total adjusted EBITDA(1)	$265	$325	$342	$406	$509
Less: Capital expenditures	$(70)	$(113)	$(198)	$(131)	$(66)
Less: Payment for income tax	$(38)	$(61)	$(66)	$(79)	$(105)
Less: Changes in working capital	$45	$(5)	$(2)	$(2)	$(2)
Plus: Net proceeds from disposition of assets	$87	$25	$—	$—	$—
Less: Equity earnings of investees	$(7)	$(7)	$(7)	$(6)	$(6)
Unlevered free cash flows(2)	$282	$164	$69	$188	$330

($ in millions)	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
Total adjusted EBITDA(1)	$411	$348	$266	$227	$201
Less: Capital expenditures	$(52)	$(53)	$(84)	$(85)	$(31)
Less: Payment for income tax	$(87)	$(72)	$(44)	$(36)	$(46)
Less: Changes in working capital	$(2)	$(2)	$(2)	$(2)	$(2)
Plus: Net proceeds from disposition of assets	$—	$—	$—	$—	$—
Less: equity earnings of investees	$(6)	$(6)	$(6)	$(6)	$(6)
Unlevered free cash flows(2)	$264	$215	$130	$98	$116

(1)    Total adjusted EBITDA represents earnings before net income attributable to non-controlling interest, income tax expense, interest expense, depreciation and amortization and gain on disposition of assets. Adjusted EBITDA is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.
(2)     Unlevered free cash flow is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The disclosure in the table on page 163 of the Proxy Statement is hereby supplemented by adding the following the table, which provides the calculation of unlevered free cash flows:

($ in millions)	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
Total adjusted EBITDA (1)	$260	$298	$357	$364	$478
Less: Capital expenditures	$(89)	$(159)	$(85)	$(77)	$(54)
Less: Payment for income tax	$(28)	$(46)	$(67)	$(68)	$(114)
Less: Changes in working capital	$—	$(25)	$—	$—	$—
Less: Taxes on gain from sale of retail assets	$(70)	$—	$—	$—	$—
Less: Joint venture investments	$(5)	$—	$(8)	$(1)	$(1)
Unlevered free cash flows(2)	$68	$68	$197	$218	$309

($ in millions)	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
Total adjusted EBITDA(1)	$471	$452	$460	$433	$449
Less: Capital expenditures	$(55)	$(106)	$(57)	$(108)	$(60)
Less: Payment for income tax	$(117)	$(99)	$(123)	$(102)	$(130)
Less: Changes in net working capital	$—	$—	$—	$—	$—
Less: Joint venture investments	$—	$—	$—	$—	$—
Less: Other MAPCO/tax	$—	$—	$—	$—	$—
Unlevered free cash flows(2)	$299	$247	$280	$223	$259

(1)    Total adjusted EBITDA represents earnings before net income attributable to non-controlling interest, income tax expense, interest expense, depreciation and amortization and gain on disposition of assets. Adjusted EBITDA is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.
(2)     Unlevered free cash flow is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure therefore should be reviewed with caution and should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The disclosure on page 164 of the Proxy Statement is hereby supplemented by adding the following additional disclosure after the second complete paragraph on the page:
Synergies
The Special Committee approved the use of projected synergies consisting of operational savings of $14 million in 2018, corporate savings of $54 million in 2018 and commercial savings of $39 million in 2018 and thereafter.
The disclosure in the first paragraph on page 148 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:
J.P. Morgan calculated the unlevered free cash flows that Alon is expected to generate from fiscal year 2017 through fiscal year 2026 based upon the Alon Projections and the Alon Projections Excluding Growth Projects. For each set of projections, J.P. Morgan also calculated a range of terminal values of Alon at the end of the ten year period ending on December 31, 2026 by applying a perpetual growth rate ranging from 0.0% to 1.0% to the unlevered free cash flow of Alon during the terminal period of the projections. This perpetual growth rate range was selected by J.P. Morgan on the basis of J.P. Morgan’s professional judgment and experience. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2016 using a range of discount rates from 9.5% to 11.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted average cost of capital of Alon.
The disclosure in the third paragraph on page 148 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:
J.P. Morgan also calculated the unlevered free cash flows that Delek is expected to generate from fiscal year 2017 through fiscal year 2026 based upon the Delek Projections. J.P. Morgan also calculated a range of terminal values of Delek at the end of the ten year period ending on December 31, 2026 by applying a perpetual growth rate ranging from 0.0% to 1.0% to the unlevered free cash flow of Delek during the terminal period of the projections. This perpetual growth rate range was selected by J.P. Morgan on the basis of J.P. Morgan’s professional judgment and experience. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2016 using a range of discount rates from 9.5% to 11.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted average cost of capital of Delek.
The disclosure in the fifth paragraph on page 148 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:
J.P. Morgan also conducted an additional discounted cash flow analysis of the present value of the Synergies, which reflect operational, corporate and commercial synergies net of implementation costs. The Synergies were discounted to present value using a range of discount rates from 9.5% to 11.5% (based upon J.P. Morgan’s analysis of the weighted average cost of capital of Alon and Delek) and a perpetual growth rate ranging from 0.0% to 1.0%. This perpetual growth rate range was selected by J.P. Morgan on the basis of J.P. Morgan’s professional judgment and experience. The analysis indicated a range of implied values for the Synergies of $673.0 million to $864.0 million.
As noted above, J.P. Morgan applied the same perpetual growth rate range of 0.0% to 1.0% in connection with its calculation of a range of terminal values for each of Alon and Delek. In addition, J.P. Morgan applied the same perpetual growth rate of 0.0% to 1.0% in determining the additional discounted cash flow analysis of the present value of the Synergies.

The disclosure in the first paragraph under the heading “Discounted Cash Flow Analyses” on page 126 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:
TPH performed separate discounted cash flow analyses of Delek and Alon by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Delek and Alon were forecasted to generate, in each case as of December 27, 2016. Unlevered, after-tax free cash flows were defined as EBITDA, minus capital expenditures, minus taxes, minus changes in working capital (including the adjustment for Alon’s RINs (discussed below) and termination expenses with respect to Alon’s supply and offtake agreement with J. Aron & Company) and plus/minus other one-time adjustments reflected in the Forecasts, such as transaction taxes associated with Delek’s sale of MAPCO and the projected receipt of sale proceeds for certain of Alon’s assets. For these analyses, TPH used cash flow estimates for Delek and Alon through 2020, in each case as reflected in the Forecasts. TPH calculated terminal values for Delek and Alon using two different exit valuation methodologies, which are described below.

The disclosure in the table of select unaudited forecasted financial information of Delek under the subheading “Unaudited Forecasted Financial Information Prepared by Delek-Delek” on page 153 of the Proxy Statement is hereby supplemented by amending and restating the line item “Leverage free cash flow” in the first column of such table to read as follows: Levered free cash flows (b).

The disclosure in the table of select unaudited forecasted financial information of Delek under the subheading “Unaudited Forecasted Financial Information Prepared by Delek-Delek” on page 153 of the Proxy Statement is hereby supplemented by inserting the following footnote (b) after the table:
(b)    Levered free cash flows is defined as projected EBITDA, plus dividends from non-controlling interest, minus taxes, minus projected capital expenditures, minus projected expenditures for turnarounds, minus projected interest expense and minus the projected increase in net working capital.

The disclosure in the table of select unaudited forecasted financial information of Alon under the subheading “Unaudited Forecasted Financial Information Prepared by Delek-Alon” on page 155 of the Proxy Statement is hereby supplemented by amending and restating the line item “Leverage free cash flow” in the first column of such table to read as follows: Levered free cash flows (b).

The disclosure in the table of select unaudited forecasted financial information of Alon under the subheading “Unaudited Forecasted Financial Information Prepared by Delek-Alon” on page 155 of the Proxy Statement is hereby supplemented by inserting the following footnote (b) after the table:
(b)    Levered free cash flows is defined as projected EBITDA, plus dividends from non-controlling interest, minus taxes, minus projected capital expenditures, minus projected expenditures for turnarounds, minus projected interest expense and minus the projected increase in net working capital.

Safe Harbor Provisions Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the proposed merger with Alon, integration and transition plans, synergies, opportunities, anticipated future performance and financial position, and other factors.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties related to the expected timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Delek may not approve the issuance of new shares of common stock in the merger or that stockholders of Alon may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Delek’s common stock or Alon's common stock, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Delek and Alon to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, uncertainty related to timing and amount of future share repurchases and dividend payments, risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the southern United States; and other risks contained in Delek’s and Alon’s filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek undertakes no obligation to update or revise any such forward-looking statements, except as required by applicable law or regulation.

No Offer or Solicitation

This communication relates to a proposed business combination between Delek and Alon. This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Delek and Alon. In connection with the proposed transaction, HoldCo filed a registration statement on Form S-4 with the SEC (Registration Statement No. 333-216298), which was declared effective by the SEC on May 26, 2017. Delek and Alon have filed a joint proxy statement/prospectus and will file other relevant documents concerning the proposed merger with the SEC. Delek and Alon began mailing the definitive joint proxy statement/prospectus to their respective security holders on May 30, 2017. The definitive joint proxy statement/prospectus, dated May 30, 2017, contains important information about Delek, Alon, the proposed merger and related matters. This communication is not a substitute for the proxy statement, registration statement, proxy statement/prospectus or any other documents that Delek or Alon may file with the SEC or send to stockholders in connection with the proposed transaction. STOCKHOLDERS OF DELEK AND ALON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S) AND/OR PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC's website, http://www.sec.gov. Copies of documents filed with the SEC by Delek will be made available free of charge on Delek’s website at http://www.delekus.com or by contacting Delek’s Investor Relations Department by phone at 615-435-1366. Copies of documents filed with the SEC by Alon will be made available free of charge on Alon's website at http://www.alonusa.com or by contacting Alon's Investor Relations Department by phone at 972-367-3808.

Participants in the Solicitation

Delek and its directors and executive officers, and Alon and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Delek common stock and Alon common stock in respect of the proposed transaction. Information about the directors and executive officers of Delek is set forth in the proxy statement for Delek’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2017, and in the other documents filed after the date thereof by Delek with the SEC. Information about the directors and executive officers of Alon is set forth in the Annual Report on Form 10-K/A, which was filed with the SEC on May 1, 2017, and in the other documents filed after the date thereof by Alon with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01        Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Complaint filed by Stephen Page on June 2, 2017 in the United States District Court for the District of Delaware.

99.2	Complaint filed by David Phelps on June 2, 2017 in the United States District Court for the Middle District of Tennessee.

99.3	Complaint filed by Joseph Adler on June 13, 2017 in the United States District Court for the District of Delaware.

99.4	Complaint filed by Arkansas Teacher Retirement System on June 15, 2017 in the Chancery Court for the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2017	DELEK US HOLDINGS, INC.

/s/ Kevin Kremke
Name: Kevin Kremke
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Complaint filed by Stephen Page on June 2, 2017 in the United States District Court for the District of Delaware.

99.2	Complaint filed by David Phelps on June 2, 2017 in the United States District Court for the Middle District of Tennessee.

99.3	Complaint filed by Joseph Adler on June 13, 2017 in the United States District Court for the District of Delaware.

99.4	Complaint filed by Arkansas Teacher Retirement System on June 15, 2017 in the Chancery Court for the State of Delaware.